UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2009

Commission File Number 0-27958

FLANDERS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	13-3368271
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

531 Flanders Filters Road, Washington, NC	27889
(Address of principal executive offices)	(Zip Code)

(252) 956-8081

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Flanders Corporation (the “Company”) received an expected NASDAQ Staff Deficiency Letter confirming that the Company fails to comply with NASDAQ Listing Rule 5605(c)(4)(A) because it does not have at least three Audit Committee members and Listing Rule 5605(b)(1) because its Board does not have a majority of independent directors. These deficiencies occurred on December 15, 2009 when Mr. Jeffery Korn, who had been an Audit Committee member, resigned as a director of the Company leaving the Audit Committee with two members and the Board with two independent directors and two non-independent directors.

The NASDAQ Staff Deficiency Letter further indicates that the Company was given a cure period to regain compliance: the earlier of the next annual meeting of stockholders or December 15, 2010, or, if the next annual stockholders’ meeting is held before June 15, 2010, then no later than June 14, 2010.

On December 28, 2009, the Company issued a press release announcing that it had received the NASDAQ Notice. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure.

As noted in Item 3.01, the Company issued a press release related to the NADAQ Notice. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Document Description
99.1	Press release dated December 28, 2009 entitled “Flanders Receives NASDAQ Non-Compliance Letter”

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 28, 2009	FLANDERS CORPORATION

	By:	/s/ JOHN OAKLEY
John Oakley
Chief Financial Officer

EXHIBIT INDEX

PRESS RELEASE

99.1       Press release dated December 28, 2009 entitled “Flanders Receives NASDAQ Non-Compliance Letter”

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